UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2010

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Effective March 15, 2010, Michael A. Johnson, Senior Vice President – Accounting, Controller and Chief Accounting Officer of Chesapeake Energy Corporation entered into a sales trading plan pursuant to Rule 10b5-1 of the Securities and Exchange Act of 1934.  The plan expires on March 15, 2011 and has been approved by Chesapeake in accordance with its Insider Trading Policy.  The plan is part of Mr. Johnson’s long-term strategy to diversify assets.  Other Chesapeake executives may enter into Rule 10b5-1 trading plans in the future, from time to time.

Effective March 22, 2010, Jennifer M. Grigsby, Senior Vice President – Treasurer and Corporate Secretary of Chesapeake Energy Corporation entered into a sales trading plan pursuant to Rule 10b5-1 of the Securities and Exchange Act of 1934.  The plan expires on March 22, 2011 and has been approved by Chesapeake in accordance with its Insider Trading Policy.  The plan is part of Ms. Grisby’s long-term strategy to diversify assets.  Other Chesapeake executives may enter into Rule 10b5-1 trading plans in the future, from time to time.

On March 25, 2010, Chesapeake Energy Corporation issued a press release announcing that it has been recognized by IR Magazine for Best Investor Relations in the Energy Sector and received the award for Best Investor Relations Website.  Chesapeake was also selected as finalist in the Grand Prix for Best Overall Investor Relations among large cap companies and Best Use of Conferencing.  The press release is attached herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.  See "Index to Exhibits" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

Date:           March 26, 2010

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated March 25, 2010